UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2008, the registrant announced the appointment of Nina K. Vellayan as the registrant’s chief operating officer, effective as of October 1, 2008.  From 2001 through September 2008, Ms. Vellayan served as President of Business Office Solutions, a division of Sallie Mae Inc., which provides business office reengineering services to universities, colleges, associations and the K-12 marketplace utilizing internet-based technologies; from October 1994 until 2001, Ms. Vellayan served as Director, Cash Management and Banking Strategies, Corporate Finance for Sallie Mae.

On September 30, 2008, the registrant entered into an employment agreement with Ms. Vellayan, dated as of October 1, 2008, or the effective date.  The agreement provides for Ms. Vellayan’s employment as the registrant’s chief operating officer for a period of two years following the effective date.  The agreement provides for base compensation of $275,000 per year, with a sign-on bonus of $75,000, which Ms. Vellayan will be required to repay on a pro-rated basis if her employment is terminated within 12 months of the effective date.  Ms. Vellayan will participate in the registrant’s management incentive compensation plan with other key senior executives.  Subject to approval by Tier's Board of Directors, Ms. Vellayan is eligible for (i) an option to purchase 200,000 shares of its common stock at the closing price on the day before the date of grant, vesting over five years, and (ii) 150,000 performance stock units, 50,000 at each of $11, $13 and $15 per share, to be paid in cash and vesting over three years.  In the event that Ms. Vellayan’s employment is terminated for death or disability or by the registrant without cause during the term of her employment agreement, the registrant will be required to pay to Ms. Vellayan 12 months’ salary plus the premiums for coverage of Ms. Vellayan and her covered dependents under COBRA health continuation benefits for the 12-month period immediately following her termination.  In the event that Ms. Vellayan’s employment is terminated within 12 months after a change in control of the registrant, Ms. Vellayan will be entitled to two times the sum of (i) the base salary in effect on the date of termination and (ii) a bonus equal to the average bonus paid to the executive for the previous three years (or shorter period during which the executive was employed) over a three-year look back period, the premiums for coverage of Ms. Vellayan and her covered dependents under COBRA health continuation benefits for the 18-month period immediately following her termination, and full vesting of all unvested options and performance stock units.

In accordance with the Instruction to Item 5.02(c) of Form 8-K, the filing of this Form 8-K has been delayed until the date of public announcement of the events described herein.

Item 7.01.  Regulation FD Disclosure.

On October 9, 2008, the registrant issued a press release announcing the appointment of Nina K. Vellayan as its chief operating officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See the exhibit index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: October 9, 2008

Exhibit Index
Exhibit
No                 Description

99.1	Press release titled "Tier Announces Appointment of Chief Operating Officer" issued by the Company on October 9, 2008.